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                                                    EXHIBIT 3.2

                                     BYLAWS

                                       OF

                                UNITED INNS, INC.


                                    SECTION l

                                     OFFICE

     The principal office and place of business of the corporation shall be located in the City of Memphis, Tennessee; the corporation may have such other offices or places of business within or without the State of Tennessee as the directors may from time to time designate.


                                    SECTION 2

                                      STOCK


     The stock of the corporation shall consist of such numbers of shares, of such classes, and having such par value or characteristics as may from time to time be set forth in the certificate of incorporation or any amendment thereof.

     Each share of voting stock which may be issued shall entitle the holder thereof to one vote, which may be cast by such holder in person or by proxy in all meetings of stockholders. At all meetings of stockholders, every stockholder entitled to vote shall have the right to vote in person or by proxy the number of shares standing in his name on the stock records of the corporation. Any shares of stock entitled to vote, which may at any time be held by or stand in the name of any person then under any disability, whether of minority or otherwise, or which may stand in the name of any person or persons as guardian of any stockholder then under disability, and any stock, which may stand in the name of any person then deceased or in the name of the estate or personal representative of any deceased stockholder, may be voted by the guardian of such minor stockholder or stockholder under other disability, or by personal representative of any deceased stockholder, in the same manner and to the same extent as could a stockholder living and sui juris; and such guardian or personal representative shall be entitled to receive all notices required to be given with respect to such stock, and may waive any such notice to which he or said stockholder may be entitled, with respect to meetings of such stock, in the same manner and as fully as could a stockholder living and sui juris. Any shares of stock held by any corporation as trustee may be voted, and any notices required with respect to such stock may be waived, by such corporate trustee, acting through any of its officers generally or specifically authorized.

     All certificates of stock shall be signed by the President or Vice President, and countersigned by the Secretary, on behalf of the corporation. Certificates shall be bound in a book, shall be numbered consecutively and issued in consecutive order therefrom, and in the margin of such stock book shall be entered the name of the person owning the shares and the number thereof, together with the date of issue. Proper revenue stamps shall be affixed to the stubs, upon issue of any certificate of stock or upon any transfer of same. Each certificate of stock issued shall be receipted for in the margin of the stock book at the time of the issue of such certificate. All certificates exchanged or returned for transfer shall be cancelled by the Secretary, and such cancelled certificates shall be pasted in their original places in the stock book. No new certificate shall be issued until the old certificate shall have been returned for cancellation; except that in cases of lost or destroyed certificates, new certificates in lieu of the same may be issued, upon the holder giving such bond or other security as the Board of Directors may in their discretion require.

     Transfer of stock shall be made only on the books of the corporation, by the holder in person, or by power of attorney duly executed and acknowledged before a witness.
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     No transfer of stock of the corporation shall be complete, or pass title to the purchaser, as against this corporation, until the same shall have been recorded upon the books of the corporation. The Board of Directors is hereby authorized to fix a day, not more than fifty (50) days prior to the date of holding any meeting of stockholders, as the day as of which stockholders entitled to notice of and to vote at such meeting shall be determined, and only stockholders of record at the close of business on such day shall be entitled to notice or to vote at such meeting.


                                    SECTION 3

                                  STOCKHOLDERS


     The regular Annual Meeting of the Stockholders of the corporation shall be held in the City of Memphis, Tennessee, or such other city as may be designated by the Board of Directors on the third Thursday of January of each year, or on such other date as may be determined by the Board of Directors not later than ninety (90) days thereafter at such place and at such hour as may be designated by the Board of Directors, unless said date be a legal holiday in which event the meeting shall be held on the next succeeding business date. Special meetings of the stockholders may be held for any purpose on any business day and at such time and place as may be designated by the Board of Directors. Such meetings may be called by the President, the Board of Directors, or upon written request by stockholders representing fifty percent of the outstanding common stock of the corporation.

     Not ice of all stockholders meetings stating the time, place and the objects for which such meetings are called shall be given by the President or Vice President or the Treasurer or the Secretary or an Assistant Secretary to each stockholder of record not less than ten (10) nor more than forty (40) days prior to the date of the meeting.

     If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail in a sealed envelope with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock books of the corporation unless he shall have filed with the Secretary of the corporation a written request that notice intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

     Any meeting of which all stockholders entitled to vote have waived or at any time shall waive notice in writing shall be a legal meeting for the transaction of business, notwithstanding that notice has not been given as hereinbefore provided.

     Any and all waivers of notice of meeting of stockholders shall be placed in the custody of the Secretary and shall be by him placed in the minute book of the corporation and shall constitute part of the corporate records. At all meetings of stockholders, a majority of the stock outstanding and entitled to vote shall constitute a quorum for the transaction of business. If a quorum be not present at any stated meeting, those present at such meeting may adjourn from time to time without further notice until a quorum be had.


                                    SECTION 4

                                    DIRECTORS


     The directors of the corporation shall be not less than three (3) nor more than ten (10) and shall be elected by the stockholders at their annual meeting to serve for a term of one (l) year or until their successors are duly elected and qualified.

     The first Board of Directors shall consist of the incorporators. Such first Board, or any subsequent Board consisting of less than nine (9) members, shall have the power at any time to add to the directors up to the number of nine
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(9) which said added directors shall hold office as such until the next annual meeting of stockholders, or until their successors are duly elected and qualified. The original Board of three (3) directors (consisting of the incorporators) and any directors who may have been added to the Board by such original Board shall serve until the first annual meeting of the corporation to be held during the year 1957, or until their successors are duly elected and qualified. Any vacancy in the first or any succeeding Board of Directors shall be filled by the remaining directors for the unexpired term; and in the event that vacancies in such Board shall reduce the acting number of directors to a number which is less than a quorum, such directors, less than a quorum, may fill such vacancies as hereinabove set forth.

     The annual meeting of the Board of Directors shall be held immediately following the annual meeting of stockholders. Special meetings of the Board may be held at any time or place upon two (2) days written notice, upon call of President, or upon call of a majority of the membership of the Board; or such special meetings may be had without notice, at any time or place, by unanimous consent, such consent to be expressed by written waiver of notice of such meeting, before or after such meeting, or by actual attendance at such meeting. Any and all waivers of notice of meetings of directors shall be placed in the custody of the Secretary and shall be by him placed in the minute book of the corporation, and shall constitute a part of the corporate records. The Board of Directors may, by resolution, provide for meetings at such specific dates or regular intervals, in addition to the annual meeting, as such Board may in its discretion deem proper, and in the event such regular meetings are so provided for, no further notice of such regular meetings need be given. A majority in number of the Board of Directors, as it may then be constituted, shall constitute a quorum for the transaction of business. In the event that at any stated meeting a quorum is not present, those directors present may adjourn from time to time without further notice until a quorum be had.

     The directors of the corporation shall have full and complete power to authorize the sale, conveyance, transfer, assignment, trade, exchange, or other disposition or alienation, or lease, and the mortgage or other encumbrance, or pledge, of any property, real or personal, of the corporation, specifically without necessity for action or approval by the stockholders of the corporation.


                                    SECTION 5

                                    OFFICERS


     The officers of this corporation shall consist of a President, a Vice-President, a Secretary, a Treasurer, and a Chairman of the Board of Directors, and such other officers as the Board of Directors may determine from time to time to be necessary or proper. Any offices, except those of the President and Secretary, may be combined in one person.

     The President, Vice-President, Secretary, Treasurer, and/or Chairman of the Board of Directors, who shall be elected by the incorporators and directors at their first meeting, shall serve as such until the first annual meeting of the directors of the corporation to be held in the year 1957; and, beginning with such meeting and thereafter, such officers shall be elected by the Board of Directors at their annual meeting, and shall serve for a term of one year, or until their successors are duly elected and qualified, or unless sooner removed from office for cause by the affirmative vote of a majority of the entire Board of Directors.

     All other officers of the corporation shall be appointed by the Board of Directors, to serve upon such terms and for such periods as the Board shall determine to be proper in each case. Salaries of all officers shall be determined and fixed by the Board of Directors. It shall not be necessary that any officer of the company be a director or a stockholder. Any officer of the corporation may at any time be required by the Board of Directors to give bond for the faithful performance of his duties, in such amount and upon such terms as the Board in its discretion may prescribe.
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                                    SECTION 6

                             DUTIES OF THE PRESIDENT


     It shall be the duty of the President to preside (in the absence of the Chairman of the Board of Directors) at all meetings of the directors and of the stockholders, to sign with the Secretary all certificates of stock, to sign and execute on behalf of the corporation any and all contracts, notes, deeds, conveyances or other written instruments; to have, subject to the powers of the directors, general supervision and control over the entire business of the corporation, to employ and discharge all non-elective officers and employees, and to fix the compensation of same, and in general to perform all of the duties and exercise all of the powers usually incident to the office, or which may be assigned to him by the Board of Directors.


                                    SECTION 7

                          DUTIES OF THE VICE-PRESIDENT


     The duties of the President shall be performed by the Vice-President in the event of absence or inability to act on the part of the President; and he shall also perform such other duties as may be assigned to him by the Board of Directors.


                                    SECTION 8

                             DUTIES OF THE SECRETARY


     It shall be the duty of the Secretary to keep the minutes of the meetings of the Board of Directors and of the Stockholders, to issue all necessary notices of meetings, to have custody of the stock certificate book, stock records and corporate records of the corporation, to counter-sign with the President all stock certificates, and to execute on behalf of the corporation, alone or with any other designated officer, any contracts, notes, deeds, conveyances, or other written instruments which he may be authorized or directed by the directors to so execute; and to have and exercise, subject to the powers of the directors, all of the duties and powers usually incident to the office, or which may be assigned to him by the Board of Directors.


                                    SECTION 9

                             DUTIES OF THE TREASURER


     It shall be the duty of the Treasurer to have the custody of the funds of the corporation, and to deposit same to the credit of the corporation in such bank as may be designated by the directors; he shall have the custody of all financial records, stocks, bonds, notes, or valuable papers of the corporation, and he shall keep or cause to be kept a set of books which shall adequately show the financial status of the corporation, which books shall be at all times open to the inspection of the Board of Directors, or any member thereof. In addition to the above, he shall in general exercise all of the powers and perform all of the duties usually incident to the office or which may be assigned to him by the Board of Directors.
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                                   SECTION 10

                       DUTIES OF THE CHAIRMAN OF THE BOARD


     The Chairman of the Board of Directors shall preside at all meetings of the stockholders and directors at which he may be present, and shall perform any and all other duties which may be assigned to him by the Board of Directors.


                                   SECTION 11

                                   FISCAL YEAR


     The fiscal year of the corporation shall be fixed by the Board of Directors, and may be altered by such Board of Directors on resolution from time to time.


                                   SECTION 12

                                      SEAL


     The corporation shall have a seal, an impression whereof appears in the margin.


                                   SECTION 13

                                    AMENDMENT


     These Bylaws may be amended or repealed, or new Bylaws may be adopted, at any annual or special meeting of the stockholders by a majority of the total votes of the stockholders, present in person or represented by proxy, and entitled to vote on such action; provided, however, that the notice of such meeting shall have been given as provided in these Bylaws, which notice shall mention that amendment or repeal of these Bylaws or the adoption of new Bylaws, is one of the purposes of such meeting. These Bylaws may also be amended or repealed or new Bylaws may be adopted by the Board at any meeting thereof; provided, however, that notice of such meeting shall have been given as provided in these Bylaws, which notice shall mention that amendment or repeal of the Bylaws, or the adoption of new Bylaws, is one of the purposes of such meetings; and provided further that the Board shall have no power to adopt a bylaw (a) requiring more than a majority of the voting shares for a quorum at any meeting of stockholders, or more than a majority of the votes cast to constitute action by the stockholders, except where higher percentages are required by law, and
(b) classifying and staggering the election of directors.

     All Bylaws adopted by the Board under the provisions of this section may be amended or repealed by the stockholders as hereinabove provided.


                                   SECTION 14

                                INDEMNIFICATION


     1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of
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the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     3. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise, including the dismissal of an action without prejudice, the disposition of a claim or issue by partial summary judgment, or any other partial success, or the settlement of any action without admission of liability, in defense of any action, suit or proceeding referred to in Paragraphs 1 or 2 of this Section 14, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     4. Expenses incurred in defending or investigating a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

     5. The indemnification and advancement of expenses provided by, or granted pursuant to, the other portions of this Section 14 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors, court order or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. It is the policy of the Corporation that indemnification shall be made to the fullest extent permitted by law. All rights to indemnification under this Section 14 shall be deemed to be provided by a contract between the Corporation and the director, officer, employee or agent who serves in such capacity at any time while these Bylaws and other relevant provisions of the General Corporation Law of the State of Delaware and other applicable law, if any, are in effect. Any repeal or modification thereof shall not effect any rights or obligations then existing. The Board of Directors is authorized to enter into agreements from time to time with any director, officer, employee or agent of the Corporation providing for indemnification to the fullest extent permitted by applicable law.

     6. Any indemnification or advance shall be made promptly and in any event within forty-five (45) days, upon the written request of the director, officer, employee or agent, unless a determination is reasonably and promptly made that such director, officer, employee or agent failed to meet the applicable standard of conduct set forth in Paragraphs 1 or 2 of this Section 14. Such
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determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of disinterested directors, or (2) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders. If the request for indemnification involves an action, suit or proceeding that arises from the merger, consolidation, reorganization, liquidation, sale of all or substantially all of the assets, or other extraordinary transaction of the Corporation, the inquiry and resolution thereof required by this Paragraph 6, at the option of the person seeking indemnification, shall be made by a neutral person mutually acceptable to the Corporation and the person seeking indemnification (the "Neutral Person"). If no disposition of such claim for indemnification is made within forty-five (45) days, a favorable determination of entitlement to indemnification shall be deemed to have been made. The director's, officer's, employee's or agent's expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, shall also be indemnified by the Corporation.

     7. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 14 shall, unless otherwise provided, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     8. Neither the repeal or modification of this Section 14 nor the adoption of any provision of the Certificate of Incorporation or the Bylaws inconsistent with this Section 14 shall adversely affect the rights of any director, officer, employee or agent of the Corporation with respect to causes of action, suits or claims that accrue or arise prior to such repeal, modification or adoption of an inconsistent provision. If this Section 14 or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding whether civil, criminal, administrative or investigative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Corporation, to the fullest extent permitted by applicable portions of this Section 14 that shall not have been invalidated, or by any other applicable law. In the event the General Corporation Law of the State of Delaware is amended following the date of the latest modification, amendment or revision of this Section so as to permit indemnification by the corporation of any person to a greater extent (either as to matters or persons which may be the subject of indemnity) than permitted in this Section, then the Board of Directors shall have the power to authorize such greater indemnification in accordance with the amended provisions of said General Corporation Law.

     9. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this
Section 14.

     10. Upon resolution adopted by the Board of Directors, the Corporation may establish a trust or other designated account, grant a security interest or use other means (including, without limitation, a letter of credit), to ensure the payment of certain of its obligations arising under this Section 14 and/or agreements which may be entered into between the Corporation and its directors, officers, employees and agents from time to time.

     11. For purposes of this Section 14, references to "the Corporation" shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 14 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued; references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed against a person with respect to any employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section 14.